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                                                                    Exhibit (23)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors
 of The Fresh Juice Company, Inc. and Subsidiaries:


As independent public accountants, we hereby consent to the inclusion of our report dated August 31, 1995 on the combined financial statements of The Ultimate Juice Company, Inc. and Affiliated Company as of June 30, 1995 and 1994 and for the years then ended included in this Form 8-K.



WITHUM, SMITH & BROWN
New Brunswick, New Jersey
April 10, 1996